LAND O’LAKES, INC.
NEWS RELEASE
For more information contact:

Lydia Botham	651-481-2123
David Karpinski	651-481-2360
Land O’Lakes Reports $35 Million in Second-Quarter Net Earnings
Year-to-date sales $3.8 billion ... net earnings $61 million
July 25, 2006 (Arden Hills, Minn.) ... Land O’Lakes, Inc. today reported sales of $1.7 billion and net earnings of $34.8 million for the second quarter, as compared to $1.8 billion and $25.8 million for the second quarter of 2005. The company also reported year-to-date sales of $3.8 billion and net earnings of $60.9 million, as compared to $3.8 billion and $50.1 million, respectively, one year ago. Total EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $75.5 million for the quarter and $145.0 million year to date, versus $74.8 million and $146.1 million for the same periods in 2005.
The company also reports EBITDA on a normalized basis, excluding the effects of unrealized hedging, significant asset sales or impairments, legal settlements, debt extinguishment costs and other special items. Normalized EBITDA for the quarter was $65.0 million, compared to $73.2 million for the second quarter of 2005. Year-to-date normalized EBITDA was $126.6 million, versus $140.2 million for the first half of 2005. The company reduced its guidance for full-year normalized EBITDA to $240 million (from $260 million) for 2006.
In respect to the balance sheet, the company reported an improved Long-Term Debt to Capital ratio (39.9 percent versus 48.0 percent as of June 30, 2005) and strong liquidity ($347 million in cash-on-hand and unused borrowing authority).
During an overview of business unit performance, company officials reported solid performance in Dairy Foods Value Added, Lifestyle Feeds and Seed, driven primarily by its branded and proprietary businesses and product lines. They indicated performance in these businesses was offset by challenges in its Dairy Foods Industrial, Livestock/Commodity Feeds, Agronomy and Layers/Eggs businesses.
The company reported continuing efforts to optimize its portfolio of businesses, with a focus on reducing involvement and investment in non-core or underperforming businesses, while intensifying its focus on core businesses. In the second quarter, this effort was reflected in the divestiture of the liquid egg processing business of the company’s MoArk LLC subsidiary. MoArk LLC continues to operate its shell egg business.
Dairy Foods
In Dairy Foods, Land O’Lakes reported second-quarter sales of $773 million and $0.2 million in pretax earnings for the quarter, as compared to second-quarter sales of $936 million and an $8.3 million pretax loss one year ago. Land O’Lakes reported year-to-date sales of $1.7 billion in Dairy Foods, versus $1.9 billion for the first two quarters of 2005. The company reported a $2.7 million pretax loss in Dairy Foods through June, versus a $9.0 million pretax loss for the first two quarters of 2005.

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Year-to-date retail butter volume was up 1 percent, with branded butter leading with way with an 8-percent volume increase. Spreads volume, however, was down 16 percent, with total butter and spreads off 3 percent from one year ago. Cheese volume was up in nearly all categories, with Total Cheese up 4 percent, led by Retail Cheese with a 12-percent increase. Volume was flat in Deli Cheese, where the company holds the number-one U.S. market share.
Feed
The Feed division reported $646 million in sales and a $1.1 million pretax loss for the second quarter, as compared to $627 million in sales and $9.2 million in pretax earnings for the second quarter of 2005. Feed reported $1.3 billion in sales year-to-date, and $2.2 million in pretax earnings, versus $1.3 billion in sales and $18.0 million in pretax earnings through the first two quarters of 2005.
Land O’Lakes continued to report growth in its Lifestyle Feeds segment, where volumes were up 4 percent through June. Year-to-date volumes were also up in the smaller Milk Replacer (up 5 percent) and Ingredients (up 8 percent) segments. Livestock Feed volume, however, was down 4 percent.
Layers/Eggs
The company participates in the layers/eggs industry through MoArk LLC, a wholly owned subsidiary. While shell volume was improved versus last year, company officials said depressed egg prices continued to have an adverse impact on earnings.
For the second quarter, the company recorded $105 million in sales and a $5.8 million pretax loss in this business, as compared to $86 million in sales and a $16.1 million pretax loss in the second quarter of 2005. First-half sales in eggs totaled $213 million, with a pretax loss through June of $12.1 million. This compares to sales of $192 million and a pretax loss of $22.4 million through June of 2005. Company officials noted that financial results in the Layers/Eggs segment included an $8 million pretax gain on the sale of MoArk’s liquid egg processing business.
Year-to-date, shell egg volume was up 3 percent, led by branded and specialty eggs, where volumes were up 24 percent versus the first two quarters of 2005.
Seed
For the second quarter, the Seed division reported sales of $163 million and pretax earnings of $6.9 million, as compared to sales of $153 million and pretax earnings of $1.9 million for the second quarter of 2005. For the first half, the company reported $552 million in sales and $47.1 million in pretax earnings, versus $490 million in sales and $30.6 million in pretax earnings one year ago.
The company reported volume increases, through the first two quarters, of 8 percent in corn, 7 percent in soybeans and 31 percent in alfalfa. Alfalfa sales, company officials indicated, were bolstered by the success of Roundup® Ready alfalfa, developed in collaboration with Monsanto.
Agronomy
Land O’Lakes conducts its Agronomy business through Agriliance, a joint venture in which the company holds a 50-percent ownership interest. Second-quarter Agronomy earnings totaled $38.4 million, as compared to $41.5 million for the second quarter of 2005. Year-to-date, Agronomy operations contributed $32.0 million in pretax earnings, versus $34.5 million one year ago. Dollar sales from the agronomy joint venture are not consolidated in Land O’Lakes financial reports.

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Conference Call
The national food and agricultural cooperative will discuss these results in a conference call scheduled for 1:00 p.m., Eastern Daylight Time, July 25, 2006. The dial-in numbers are: USA – 1-800-905-0392; International – 1-785-832-2422. The Conference ID is LANDOLAKES. A replay of the conference call will be available through August 8, 2006, at: USA – 1-800-839-5246; International – 1-402-220-2702. The replay Security Code is 7245.
Land O’Lakes, Inc. (www.landolakesinc.com) is a national farmer-owned food and agricultural cooperative with annual sales of more than $7 billion. Land O’Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and ranchers with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.
Attachments: Financial Statements

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LAND O’LAKES, INC.
Consolidated Balance Sheets
($ in thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,673	$179,704
Receivables, net	496,090	591,445
Inventories	446,988	453,135
Prepaid expenses	24,936	333,023
Other current assets	39,242	81,075

Total current assets	1,049,929	1,638,382

Investments	293,307	263,786
Property, plant and equipment, net	657,611	668,650
Goodwill, net	334,126	327,059
Other intangibles, net	94,954	96,767
Other assets	103,458	100,414

Total assets	$2,533,385	$3,095,058

Liabilities and Equities
Current liabilities:
Notes and short-term obligations	$54,804	$76,465
Current portion of long-term debt and obligations under capital lease	5,229	23,921
Accounts payable	517,737	976,959
Accrued expenses	190,447	265,924
Patronage refunds and other member equities payable	11,105	29,622

Total current liabilities	779,322	1,372,891

Long-term debt and obligations under capital lease	630,897	646,802
Employee benefits and other liabilities	174,759	165,796
Minority interests	8,609	6,012
Equities:
Capital stock	1,893	1,967
Member equities	906,617	893,518
Accumulated other comprehensive loss	(74,679)	(75,163)
Retained earnings	105,967	83,235

Total equities	939,798	903,557

Commitments and contingencies	—	—

Total liabilities and equities	$2,533,385	$3,095,058

LAND O’LAKES, INC.
Consolidated Statements of Operations
($ in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net sales	$1,684,521	$1,806,659	$3,759,437	$3,837,893
Cost of sales	1,540,683	1,679,697	3,436,081	3,528,962

Gross profit	143,838	126,962	323,356	308,931

Selling, general and administrative	135,076	122,870	266,683	256,096
Restructuring and impairment charges	2,923	105	4,281	1,024

Earnings from operations	5,839	3,987	52,392	51,811

Interest expense, net	15,242	20,820	31,740	43,062
Other income, net	(8,033)	(1,350)	(15,870)	(1,385)
Equity in earnings of affiliated companies	(38,231)	(44,591)	(29,729)	(43,779)
Minority interest in earnings of subsidiaries	410	380	585	817

Earnings before income taxes and discontinued operations	36,451	28,728	65,666	53,096
Income tax expense	1,699	2,853	4,802	4,966

Net earnings from continuing operations	34,752	25,875	60,864	48,130
(Loss) earnings from discontinued operations, net of income taxes	—	(28)	—	2,013

Net earnings	$34,752	$25,847	$60,864	$50,143

LAND O’LAKES, INC.
Consolidated Statements of Cash Flows
($ in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net earnings	$60,864	$50,143
Earnings from discontinued operations, net of income taxes	—	(2,013)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	47,542	49,953
Amortization of deferred financing costs	1,198	3,852
Bad debt expense	1,079	747
Proceeds from patronage revolvement received	4,960	2,057
Non-cash patronage income	(819)	(739)
Deferred income tax expense	12,306	1,026
(Increase) decrease in other assets	8,367	7,708
Increase in other liabilities	212	2,910
Restructuring and impairment charges	4,281	1,024
Gain on divestiture of business	(8,033)	—
Gain on sale of investment	(7,837)	(802)
Equity in earnings of affiliated companies	(29,729)	(43,779)
Minority interests	585	817
Other	885	797
Changes in current assets and liabilities, net of divestitures:
Receivables	95,078	83,182
Inventories	5,931	(44,643)
Other current assets	306,369	254,045
Accounts payable	(459,697)	(278,947)
Accrued expenses	(2,115)	37,357

Net cash provided by operating activities	41,427	124,695

Cash flows from investing activities:
Additions to property, plant and equipment	(33,636)	(26,017)
Acquisitions, net of cash acquired	(84,187)	(30,106)
Payments for investments	(2,478)	(2,921)
Net proceeds from divestiture of businesses	28,655	2,635
Proceeds from sale of investments	7,837	1,000
Proceeds from sale of property, plant and equipment	873	2,825
Dividends from investments in affiliated companies	3,190	4,010
Other	(1,108)	101

Net cash used by investing activities	(80,854)	(48,473)

Cash flows from financing activities:
Decrease in short-term debt	(22,037)	(6,663)
Proceeds from issuance of long-term debt	1,999	1,481
Principal payments on long-term debt and capital lease obligations	(33,810)	(128,606)
Payments for redemption of member equities	(42,897)	(33,683)
Other	(512)	(467)

Net cash used by financing activities	(97,257)	(167,938)
Net cash (used) provided by operating activities of discontinued operations (revised)	(347)	3,676
Net cash provided by investing activities of discontinued operations (revised)	—	42,135

Net decrease in cash and cash equivalents	(137,031)	(45,905)

Cash and cash equivalents at beginning of the period	179,704	73,136

Cash and cash equivalents at end of the period	$42,673	$27,231

LAND O’LAKES, INC.
EBITDA
($ in thousands)
(Unaudited)

			Twelve
			Months
	Six Months Ended		Ended
	June 30,		June 30,
	2006	2005	2006
Earnings before income taxes and discontinued operations	$65,666	$53,096	$144,853
Interest expense, net	31,740	43,062	68,550
Depreciation	42,340	43,907	86,143
Amortization	5,202	6,046	10,760

Total EBITDA	144,948	146,111	310,306

Unrealized hedging (gain) loss	(2,591)	(5,306)	(44)
Gain on legal settlement	—	(569)	—
Gain on divestitures	(8,033)	—	(8,033)
Gain on sale of investments	(7,837)	—	(94,180)
Payments for debt issuance costs	—	—	11,014

Normalized EBITDA	$126,487	$140,236	$219,063